Exhibit 4.1

FORM OF GLOBAL NOTE FOR 2.900% NOTES DUE 2022

THIS SECURITY IS A SECURITY IN GLOBAL FORM AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED AND REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. IN THE EVENT THAT THIS GLOBAL SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, ALL SUCH INDIVIDUAL SECURITIES IN THE FORM OF DEFINITIVE CERTIFICATES SHALL CONTAIN THE LEGENDS BELOW WITH RESPECT TO JAPANESE TAXATION.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OF THIS SECURITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

INTEREST PAYMENTS ON THIS SECURITY WILL BE SUBJECT TO JAPANESE WITHHOLDING TAX, UNLESS THE HOLDER ESTABLISHES THAT THIS SECURITY IS HELD BY OR FOR THE ACCOUNT OF A HOLDER THAT IS (I) FOR JAPANESE TAX PURPOSES, NEITHER (X) AN INDIVIDUAL RESIDENT OF JAPAN OR A JAPANESE CORPORATION, NOR (Y) AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A SPECIALLY-RELATED PERSON OF THE ISSUER, (II) A JAPANESE FINANCIAL INSTITUTION DESIGNATED IN ARTICLE 3-2-2, PARAGRAPH (28) OF THE CABINET ORDER (CABINET ORDER NO. 43 OF 1957, AS AMENDED) UNDER ARTICLE 6, PARAGRAPH (9) OF THE ACT ON SPECIAL MEASURES CONCERNING TAXATION THAT COMPLIES WITH THE REQUIREMENT FOR TAX EXEMPTION UNDER THAT PARAGRAPH, (III) A PUBLIC CORPORATION, A FINANCIAL INSTITUTION OR A FINANCIAL INSTRUMENTS BUSINESS OPERATOR DESCRIBED IN ARTICLE 3-3, PARAGRAPH (6) OF THE ACT ON SPECIAL MEASURES CONCERNING TAXATION THAT COMPLIES WITH THE REQUIREMENT FOR TAX EXEMPTION UNDER THAT PARAGRAPH OR (IV) AN INDIVIDUAL RESIDENT OF JAPAN OR A JAPANESE CORPORATION WHOSE RECEIPT OF INTEREST ON THE SECURITIES WILL BE MADE THROUGH A PAYMENT HANDLING AGENT IN JAPAN AS DEFINED IN ARTICLE 2-2, PARAGRAPH (2) OF THE CABINET ORDER.

INTEREST PAYMENTS ON THIS SECURITY TO AN INDIVIDUAL RESIDENT OF JAPAN, TO A JAPANESE CORPORATION (EXCEPT AS DESCRIBED IN THE PRECEDING PARAGRAPH), OR TO AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A SPECIALLY-RELATED PERSON OF THE ISSUER WILL BE SUBJECT TO DEDUCTION IN RESPECT OF JAPANESE INCOME TAX AT A RATE OF 15.315% OF THE AMOUNT OF SUCH INTEREST.

ORIX CORPORATION

2.900% Notes due 2022

Principal Amount: $[            ]

No. [    ]

CUSIP: 686330AH4

ISIN: US686330AH40

Common Code: 162410393

ORIX Corporation, a joint stock company organized under the laws of Japan (the “Issuer”, which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal amount set forth above on July 18, 2022 and to pay interest thereon from July 18, 2017 or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on January 18 and July 18 in each year commencing January 18, 2018 at the rate per annum provided in the title hereof, until the principal hereof is paid or made available for payment, all subject to and in accordance with the terms of the Indenture.

With respect to each interest payment date, as described above, interest shall be paid to the holders of record as of the close of business on the fifteenth day before the interest payment date (whether or not a business day). Interest on this Security will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any payment is due on this Security on a day that is not a business day, payment will be made on the day that is the next business day. Payments postponed to the next business day in this situation will be treated under the Indenture as if they were made on the original due date. Postponement of this kind will not result in an Event of Default under the Securities or the Indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

For the purposes of the preceding paragraph, “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking or trust institutions in New York City or in Tokyo are authorized generally or obligated by law, regulation or executive order to close.

The principal of, and interest and additional amounts on, this Security will be payable in U.S. dollars. The Issuer will cause the Trustee, or the paying agent, if any, to pay such amounts, on the dates payment is to be made, directly to DTC.

The Issuer will pay the holder hereof additional amounts with respect to withholding taxes as are provided for, and subject to the conditions stated, on the reverse of this Security.

This Security is the direct, unsecured and unsubordinated general obligation of the Issuer and has the same rank in liquidation as all of the other unsecured and unsubordinated debt of the Issuer. This Security is not redeemable prior to maturity, except as set forth on the reverse of this Security and will not be subject to any sinking fund.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Security shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, ORIX CORPORATION has caused this Security to be duly executed.

Dated: [            ]

ORIX CORPORATION

By:
	Name:	[ ]
	Title:	[ ]

[5-year note No. [    ]]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Date: [            ]

The Bank of New York Mellon, as Trustee

By:
	Name:	[ ]
	Title:	[ ]

[5-year note No. [    ]]

REVERSE OF SECURITY

This Security is one of the duly authorized issues of unsecured debentures, notes or other evidences of indebtedness of the Issuer (hereinafter called the “Securities”), of the series hereinafter specified, all issued or to be issued under and pursuant to the indenture dated as of July 18, 2017, as may be supplemented or amended from time to time in accordance with its terms (hereinafter called the “Indenture”), duly executed and delivered by the Issuer and The Bank of New York Mellon, as Trustee (the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any paying agent, the Issuer and the Holders of the Securities and of the terms upon which the Securities are issued and are to be authenticated and delivered. This Security is one of the series designated on the face hereof. By the terms of the Indenture, additional Securities of this series and of other separate series, which may vary as to date, amount, seniority, stated maturity (if any), interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited amount.

Payments of principal and interest on the Securities will be made by the Issuer without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of Japan or any political subdivision or any authority thereof or therein having power to tax, unless otherwise required by law. If any such withholding or deduction is required by Japanese law, the Issuer will pay to a Holder such additional amounts as may be necessary in order that the amount received by the Holder after deduction or withholding for or on account of any such present or future tax, duty, assessment or other governmental charge will not be less than the amount that, in the absence of such deduction or withholding, would have been received by the Holder. However, no additional amounts will be payable with respect to any Security under any of the following circumstances:

•	the Holder or beneficial owner of the Security is an individual non-resident of Japan or non-Japanese corporation and is liable for such Japanese taxes in respect of such Security by reason of its (a) having some connection with Japan other than the mere holding of the Security or (b) being a person having a special relationship with the Issuer for Japanese tax purposes as described in Article 6, paragraph (4) of the Act on Special Measures Concerning Taxation;

•	the Holder or beneficial owner of the Security is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (a) a Japanese bank, Japanese insurance company, Japanese securities company or other Japanese financial institution falling under certain categories prescribed by Cabinet Order No. 43 of 1957, as amended (the “Cabinet Order”) or a Japanese financial institution designated in Article 3-2-2, Paragraph (28) of the Cabinet Order that complies with the requirement under Article 6, paragraph (9) of the Act on Special Measures Concerning Taxation, among others, (i) to provide certain information prescribed by the Act on Special Measures Concerning Taxation and the relevant cabinet order and regulations thereunder to enable the participants in an international clearing organization to establish that such Holder or beneficial owner is exempt from the requirement for Japanese tax to be withheld or deducted or the interest recipient information designated in Article 6, paragraph (8) of the Act on Special Measures Concerning Taxation, or (ii) to submit a written application for tax exemption (Hikazei Tekiyo Shinkokusho), (b) a public corporation, a financial institution or a financial instruments business operator described in Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation that complies with the requirement under that paragraph, and (c) an individual resident of Japan or a Japanese corporation that duly notifies (whether directly, through a participant in an international clearing organization or otherwise) the relevant paying agent of its status as not being subject to Japanese taxes to be withheld or deducted by the Issuer by reason of receipt by it of interest on the relevant Security through a payment handling agent in Japan appointed by the Issuer);

•	the tax, duty, assessment or other governmental charge is imposed or withheld because the Holder or beneficial owner failed, upon the Issuer’s reasonable request, to make a declaration or satisfy any information requirements that the statutes, treaties, regulations or administrative practices of Japan require as a precondition to exemption from all or part of such tax or governmental charge;

•	the Security is presented for payment (where presentation is required) more than 30 days after the day on which such payment on the Security became due or after the full payment was provided for, whichever occurs later, except to the extent the Holder thereof would have been entitled to additional amounts on presenting the same for payment on the last day of such period of 30 days;

•	the withholding or deduction is imposed on a Holder or beneficial owner who could have avoided such withholding or deduction by presenting its Security (where presentation is required) to another paying agent maintained by the Issuer;

•	the Holder is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, any Security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, who would not have been entitled to such additional amounts had it been the Holder of such Security; or

•	any combination of the above.

No additional amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder, or FATCA, any intergovernmental agreement entered into with respect to FATCA or any law, regulation or other official guidance enacted or published in any jurisdiction implementing, or relating to, FATCA, any intergovernmental agreement entered into with respect to FATCA or any agreement with the U.S. Internal Revenue Service regarding FATCA.

The Issuer will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Japanese taxing authority in accordance with applicable law. The Issuer will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any tax, duty, assessment or other governmental charge so remitted to the Japanese taxing authority imposing such tax, duty, assessment or other governmental charge and will provide such certified copies to each Holder. The Issuer will attach to each certified copy a certificate stating (x) that the amount of withholding tax, duty, assessment or other governmental charge evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Securities then outstanding and (y) the amount of such withholding tax, duty, assessment or other governmental charge paid per $1,000 principal amount of the Securities. Copies of such documentation will be available for inspection during ordinary business hours at the office of the Trustee by the Holders of the Securities upon request and will be made available at the office of the paying agent.

The obligation to pay additional amounts with respect to any taxes, duties, assessments and other governmental charges shall not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or (B) any tax, duty, assessment, fee or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal or interest on the Securities; provided that the Issuer shall pay all stamp, court or documentary taxes or any excise or property taxes, charges or similar levies and duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to the Indenture or as a consequence of the initial issuance, execution, delivery or registration of the Securities.

References to principal or interest in respect of the Securities shall be deemed to include any additional amounts due which may be payable as set forth here and in the Indenture.

The Issuer has the option to redeem any series of Securities prior to maturity if, as a result of change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective, or which change in application or interpretation is announced, on or after the issue date of the relevant series of Securities, the Issuer would be required to pay additional amounts as described above, in which case the Issuer may redeem the Securities of such series in whole, but not in part, at a redemption price equal to 100% of the principal amount of the Securities plus accrued interest to the redemption date. Furthermore, the Issuer must give the Holders between 30 and 60 days’ notice before redeeming the Securities, and no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer would be required to make such payment of additional amounts if a payment in respect of the Securities were actually due on such date. Prior to giving any such notice of redemption, the Issuer shall deliver to the Trustee (i) an Officer’s Certificate stating that the conditions precedent to the Issuer’s right to redeem the Securities have been fulfilled and (ii) an Opinion of Counsel, who shall be independent legal counsel to the Issuer reasonably satisfactory to the Trustee, confirming that the Issuer has or will be required to pay additional amounts as a result of such change or amendment. The Trustee shall be entitled to accept such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders of the Securities.

So long as any of the Securities remain outstanding, the Issuer may not create or permit to subsist any pledge, lien or other charge upon the whole or any part of its undertaking, assets or revenues present or future to secure, for the benefit of the holders thereof, any External Indebtedness, as defined below, without according or procuring to be accorded to the debt obligations of the Issuer under the Securities and the Indenture the same security as is granted to such External Indebtedness or such other security or guarantee as shall be approved by Holders representing more than 50% of the outstanding principal amount of the Securities. “External Indebtedness” means any of the indebtedness of the Issuer or any of its consolidated subsidiaries, with a stated maturity of more than one year from the creation thereof, which is represented by bonds, debentures, notes or any other similar debt securities which are quoted, listed or ordinarily dealt in, or are intended to be quoted, listed or ordinarily dealt in, on a stock exchange or on any over-the-counter or any other similar securities market outside Japan and which are by their terms repayable or confer a right to receive repayment in any currency other than yen or are denominated in yen, if a majority of the aggregate nominal amount thereof is initially distributed outside Japan by or with the Issuer’s authorization (or guarantees, indemnities or other like obligations (in each case granted or undertaken for the benefit of the holders of such securities to secure the payment of such indebtedness) in respect of such indebtedness).

The Issuer reserves the right, from time to time, without the consent of the Holders of the Securities of a particular series, to issue additional Securities on terms and conditions identical to those of the Securities of such series (other than the issue date, the date upon which interest first accrues, and, in some cases, the first interest payment date), which additional Securities may increase the aggregate principal amount of, and may be consolidated and form a single series with, the outstanding Securities of such series; provided that any additional Securities that are so consolidated must be fungible with the outstanding Securities for U.S. federal income tax purposes. The Issuer may also issue other securities under the Indenture as part of a separate series that have different terms from the Securities.

The Issuer may change the paying agent or registrar without prior notice to the Holders of the Securities, and the Issuer or any of its subsidiaries may act as paying agent or registrar.

A Holder of Securities issued in definitive form may transfer or exchange Securities in accordance with the Indenture. As described in the legend on the face of this global security, interest payments on such Securities issued in definitive form will be subject to Japanese income taxation unless the Holder establishes the matters set forth therein. Such legend concerning Japanese taxation shall also be included on the face of any Securities issued in definitive form. The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Issuer will treat the registered Holder of a Security as the owner of that Security for all purposes, except as described above.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the security registrar duly executed by, the Holder hereof or his attorney duly authorized in writing and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York, except with respect to its authorization and execution by the Issuer and other matters required to be governed by the laws of Japan.

All capitalized terms used but not defined in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

TRUSTEE

The Bank of New York Mellon

101 Barclay Street

New York, NY 10286

United States of America

Attn: Global Corporate Trust — ORIX Corporation

Fax: +1 212 815 5915